Exhibit 4.1

EXECUTION VERSION

EIGHTH SUPPLEMENTAL INDENTURE

This Eighth Supplemental Indenture, dated as of June 11, 2019 (the “Eighth Supplemental Indenture”), among Apollo Management Holdings, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware, having its principal office at 9 West 57th Street, 43rd Floor, New York, New York 10019 (the “Company”), the Guarantors party hereto and Wells Fargo Bank, National Association, a national banking association, as Trustee under the Indenture (as hereinafter defined) and hereunder (the “Trustee”), supplements that certain Indenture, dated as of May 30, 2014, among the Company, the Guarantors named therein and the Trustee (the “Base Indenture”), as supplemented by the seventh supplemental indenture, dated as of February 7, 2019 (the “Seventh Supplemental Indenture”) (as so supplemented, the “Indenture”). Capitalized terms used herein without definitions shall have the meaning assigned to them in the Indenture.

RECITALS OF THE COMPANY

The Company and Guarantors party thereto have executed and delivered to the Trustee the Base Indenture providing for the issuance from time to time of one or more series of the Company’s senior unsecured debt securities.

The Company and the Guarantors party thereto have heretofore executed and delivered to the Trustee the Seventh Supplemental Indenture providing for the issuance and the terms of a series of Securities designated as the Company’s 4.872% Senior Notes due 2029 (the “Notes”), initially in the aggregate principal amount of $550,000,000 (the “Existing Notes”);

On the date hereof the Company intends to issue an aggregate principal amount of $125,000,000 of the Notes (the “Additional Notes”), which shall be Additional Notes under the Indenture;

The Company has duly authorized the execution and delivery of this Eighth Supplemental Indenture and the Additional Notes to be issued, as provided in the Indenture;

Each Guarantor has duly authorized its Guarantee of the Additional Notes (the “Additional Guarantee”) and to provide therefor each Guarantor has duly authorized the execution and delivery of this Eighth Supplemental Indenture;

The Existing Notes and the Additional Notes will be treated as a single series of Notes for all purposes of the Indenture (as supplemented by this Eighth Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase);

Pursuant to Sections 201, 301 and 901 of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Eighth Supplemental Indenture to provide for the issuance of the Additional Notes;

The Company has complied with all conditions precedent provided for in the Indenture relating to this Eighth Supplemental Indenture;

The Company has requested that the Trustee execute and deliver this Eighth Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1. Terms of Additional Notes. The terms of the Additional Notes shall be identical to the Existing Notes issued on February 7, 2019 except that (a) the issue price of the Additional Notes shall be 104.812% of the aggregate principal amount of the Additional Notes plus accrued and unpaid interest from and including February 7, 2019, and (b) the issuance date of the Additional Notes shall be the date of this Eighth Supplemental Indenture.

The aggregate principal amount of the Additional Notes which may be authenticated and delivered under the Indenture shall be $125,000,000.

The Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes. The depositary for such Global Notes shall be The Depository Trust Company, a New York corporation.

The form of global note for the Additional Notes is set forth in Exhibit A hereto.

The Additional Notes shall be Additional Notes issued pursuant to Section 1.1 of the Seventh Supplemental Indenture.

SECTION 2. Execution and Authentication of the Additional Notes. The Additional Notes shall be executed on behalf of the Issuer by an Officer and authenticated by the Trustee pursuant to Section 303 of the Indenture.

SECTION 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Eighth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Not Responsible for Recitals or Issuance of Additional Notes. The recitals contained herein shall be taken as the statements of the Company and the Guarantors party hereto, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Eighth Supplemental Indenture or of the Securities or the Guarantees. The Trustee shall not be accountable for the use or application by the Company of the Additional Notes or the proceeds thereof.

SECTION 5. Separability Clause. In case any provision in this Eighth Supplemental Indenture or in the Additional Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6. Successors and Assigns. All covenants and agreements in this Eighth Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Eighth Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 7. Execution and Counterparts. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This exchange of copies of this Eighth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Eighth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Eighth Supplemental Indenture and signature pages for all purposes.

SECTION 8. Governing Law. This Eighth Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of law.

SECTION 9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed all as of the day and year first above written.

Apollo Management Holdings, L.P., as Issuer

By:	Apollo Management Holdings GP, LLC, its general partner

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Vice President

Apollo Principal Holdings I, L.P., as Guarantor

By:	Apollo Principal Holdings I GP, LLC, its general partner

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Vice President

Apollo Principal Holdings II, L.P., as Guarantor

By:	Apollo Principal Holdings II GP, LLC, its general partner

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Vice President

[Signature Page to Eighth Supplemental Indenture]

Apollo Principal Holdings III, L.P., as Guarantor

By:	Apollo Principal Holdings III GP, Ltd., its general partner

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Vice President

Apollo Principal Holdings IV, L.P., as Guarantor

By:	Apollo Principal Holdings IV GP, Ltd., its general partner

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Vice President

Apollo Principal Holdings V, L.P., as Guarantor

By:	Apollo Principal Holdings V GP, LLC, its general partner

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Vice President

[Signature Page to Eighth Supplemental Indenture]

Apollo Principal Holdings VI, L.P., as Guarantor

By:	Apollo Principal Holdings VI GP, LLC, its general partner

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Vice President

Apollo Principal Holdings VII, L.P., as Guarantor

By:	Apollo Principal Holdings VII GP, Ltd., its general partner

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Vice President

Apollo Principal Holdings VIII, L.P., as Guarantor

By:	Apollo Principal Holdings VIII GP, Ltd., its general partner

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Vice President

[Signature Page to Eighth Supplemental Indenture]

Apollo Principal Holdings IX, L.P., as Guarantor

By:	Apollo Principal Holdings IX GP, Ltd., its general partner

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Vice President

Apollo Principal Holdings X, L.P., as Guarantor

By:	Apollo Principal Holdings X GP, Ltd., its general partner

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Vice President

Apollo Principal Holdings XI, LLC, as Guarantor

By:	/s/ Dominic M. Fry
Name: Dominic M. Fry
Title: Manager

Apollo Principal Holdings XII, L.P., as Guarantor

By:	Apollo Principal Holdings XII GP, LLC, its general partner

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Vice President

[Signature Page to Eighth Supplemental Indenture]

AMH Holdings (Cayman), L.P., as Guarantor

By:	AMH Holdings GP, Ltd., its general partner

By:	Apollo Management Holdings GP, LLC, its sole director

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Vice President

[Signature Page to Eighth Supplemental Indenture]

Wells Fargo Bank, National Association, as Trustee

By:	/s/ Maddy Hughes
Name: Maddy Hughes
Title: Vice President

[Signature Page to Eighth Supplemental Indenture]

Exhibit A

THIS SECURITY (INCLUDING THE RELATED GUARANTEES) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ISSUE DATE HEREOF OR ANY OTHER ISSUE DATE IN RESPECT OF A FURTHER ISSUANCE OF SECURITIES OF THE SAME SERIES AND THE LAST DATE ON WHICH APOLLO MANAGEMENT HOLDINGS, L.P. OR ANY AFFILIATE OF APOLLO MANAGEMENT HOLDINGS, L.P. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO APOLLO MANAGEMENT HOLDINGS, L.P. OR APOLLO PRINCIPAL HOLDINGS I, L.P., APOLLO PRINCIPAL HOLDINGS II, L.P., APOLLO PRINCIPAL HOLDINGS III, L.P., APOLLO PRINCIPAL HOLDINGS IV, L.P., APOLLO PRINCIPAL HOLDINGS V, L.P., APOLLO PRINCIPAL HOLDINGS VI, L.P., APOLLO PRINCIPAL HOLDINGS VII, L.P., APOLLO PRINCIPAL HOLDINGS VIII, L.P., APOLLO PRINCIPAL HOLDINGS IX, L.P., APOLLO PRINCIPAL HOLDINGS X, L.P., APOLLO PRINCIPAL HOLDINGS XI, LLC, APOLLO PRINCIPAL HOLDINGS XII, L.P., OR AMH HOLDINGS (CAYMAN), L.P. OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO APOLLO MANAGEMENT HOLDINGS, L.P.’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY (“DTC”) OR ITS NOMINEE OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exhibit A

Apollo Management Holdings, L.P.

4.872% SENIOR NOTE DUE 2029

No. __________________	Principal Amount (US)$ ________________
CUSIP NO. ____________

Apollo Management Holdings, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Seventh Supplemental Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                      United States Dollars (U.S.$            ) on February 15, 2029 and to pay interest thereon, from February 7, 2019, or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, which shall be February 15 and August 15 of each year, commencing August 15, 2019, at the per annum rate of 4.872%, or as such rate may be adjusted pursuant to the terms hereof, per annum, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 immediately prior to the relevant Interest Payment Date (whether or not a Business Day). Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of principal of, and premium, if any, and interest on this Note and the Repurchase Price in connection with a Change of Control Repurchase Event will be made at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. With respect to Global Securities, the Company will make such payments by wire transfer of immediately available funds to DTC, or its nominee, as registered owner of the Global Securities. With respect to certificated Notes, the Company will make such payments by wire transfer of immediately available funds to a United States Dollar account maintained in New York, New York to each Holder of an aggregate principal amount of Notes in excess of U.S. $5,000,000 that has furnished wire instructions in writing to the Trustee no later than 12 days prior to the relevant payment date. If a Holder of a certificated Note (i) does not furnish such wire instructions as provided in the preceding sentence or (ii) holds U.S. $5,000,000 or less aggregate principal amount of Notes, the Company will make such payments by mailing a check to such Holder’s registered address.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

APOLLO MANAGEMENT HOLDINGS, L.P., as Issuer.

By:	Apollo Management Holdings GP, LLC, its general partner

By:
Name: John J. Suydam
Title: Vice President

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Authorized Signatory

1. Indenture. This Note is one of a duly authorized issue of securities of the Company designated as its “4.872% Senior Notes due 2029” (herein called the “Notes”), issued under an Eighth Supplemental Indenture, dated as of June 11, 2019 (the “Eighth Supplemental Indenture”), to an indenture, dated as of May 30, 2014, as supplemented by the seventh supplemental indenture dated as of February 7, 2019 (as so supplemented, the “Base Indenture” and herein with the Eighth Supplemental Indenture, collectively, the “Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes are considered Additional Notes issued pursuant to the Indenture. The aggregate principal amount of Additional Notes Outstanding at any time may not exceed $125,000,000 in aggregate principal amount, except for, or in lieu of, other Notes of the series pursuant to Sections 304, 305, 306, 906 or 1107 of the Base Indenture and except for any Notes which, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered. The Indenture pursuant to which this Note is issued provides that Additional Notes may be issued thereunder.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event of a conflict or inconsistency between this Note and the Indenture, the provisions of the Indenture shall govern.

2. Optional Redemption. At any time prior to November 15, 2028, the Company may at its option redeem all or a part of the Notes upon not more than 60 nor less than 30 days prior notice, at a redemption price in cash equal to the greater of (i) 100% of the aggregate principal amount of any Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus in each case accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after November 15, 2028, the Notes will be redeemable in whole or in part, at the Company’s option, at any time or from time to time, on notice given not more than 60 days, if the Notes are being redeemed in full, or 45 days, if the Notes are being redeemed in part, nor less than 30 days, prior to the date of redemption, at a Redemption Price equal to 100% of the aggregate principal amount of any Notes being redeemed, plus in each case accrued and unpaid interest thereon to, but excluding, the Redemption Date.

3. Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Notes, the Company will make an offer to each Holder of Notes to repurchase all or any part (each new note will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes, plus any accrued and unpaid interest, if any, pursuant to the provisions of Section 6.2 of the Seventh Supplemental Indenture.

4. Global Security. If this Note is a Global Security, then, in the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, redemption, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.

5. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment of the amount of principal so declared due and payable, all obligations of the Company in respect of the payment of the principal of and interest on the Notes shall terminate.

No Holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder (except actions for payment of overdue principal of, and premium, if any, or interest on such Notes in accordance with its terms), unless (i) such Holder has previously given written notice to a Responsible Officer of the Trustee of an Event of Default and the continuance thereto with respect to the Notes, specifying an Event of Default, as required under the Indenture; (ii) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all of such Holders.

The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal of, and premium, if any, or interest hereon, on or after the respective due dates expressed herein.

6. Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note. Certain modifications or amendments to the Indenture require the consent of the Holder of each Outstanding Note affected.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair (without the consent of the Holder hereof) the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

7. Registration and Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Security Register. Upon surrender for registration of transfer of this Note at the office or agency of the Company in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. As provided in the Indenture and subject to certain limitations therein set forth, at the option of the Holder, this Note may be exchanged for one or more new Notes of any authorized denominations and of like tenor and principal amount, upon surrender of this Note at such office or agency. Upon such surrender by the Holder, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed (if so required by the Company or the Trustee), or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Guarantors, the Trustee nor any agent of the Company, a Guarantor or the Trustee shall be affected by notice to the contrary.

8. Guarantee. As expressly set forth in the Base Indenture, payment of this Note is jointly and severally and fully and unconditionally guaranteed by the Guarantors that have become and continue to be Guarantors pursuant to the Indenture. Guarantors may be released from their obligations under the Indenture and their Guarantees under the circumstances specified in the Base Indenture.

9. Governing Law. THE INDENTURE, THIS SECURITY AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM (= tenant in common) TEN ENT

(= tenants by the entireties (Cust))

JT TEN (= joint tenants with right of survivorship and not as tenants in common)

UNIF GIFT MIN ACT (= under Uniform Gifts to Minors Act )

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                         , as agent, to transfer this Note on the books of the Company. The agent may substitute another to act for him.

In connection with the assignment of the Notes evidenced by this certificate occurring prior to the date that is one year or six months, as the case may be (as specified in Rule 144(d) under the Securities Act), after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1	☐	acquired for the undersigned’s own account, without transfer; or

2	☐	transferred to the Company; or

3	☐	transferred pursuant to and in compliance with Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”); or

4	☐	transferred pursuant to an effective registration statement under the Securities Act; or

5	☐	transferred pursuance to and in compliance with Regulation S promulgated under the Securities Act; or

6	☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act) that, prior to such transfer, furnished the Trustee with a signed letter containing certain representations and agreements relating to the transfer; or

7	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144A promulgated under the Securities Act.

Dated:	Signature:

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A promulgated under the Securities Act and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	Signature:

SCHEDULE OF INCREASES AND DECREASES IN NOTE

Apollo Management Holdings, L.P.

4.872% Senior Note due 2029

The initial principal amount of this Note is $                    . The following increases or decreases in this Note have been made:

Date	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal Amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee] (1)

(1)	Insert for Global Securities only